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                                                                     Exhibit 2.1

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                EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V.

                                       AND

                       THE BANK OF NEW YORK, as Depositary

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                                ----------------

                                DEPOSIT AGREEMENT

                                ----------------

                            Dated as of April 1, 1992

                   As Amended and Restated as of June 30, 1997

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                                TABLE OF CONTENTS

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                                                                                                                 PAGE
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ARTICLE 1          DEFINITIONS................................................................................     1

   SECTION 1.01.            Certain Terms Defined.............................................................     1

ARTICLE 2          FORM OF RECEIPTS, DEPOSIT OF SHARES,  EXECUTION AND
                   DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS...............................................     4

   SECTION 2.01.            Form and Transferability of Receipts..............................................     4
   SECTION 2.02.            Deposit of CPOs...................................................................     5
   SECTION 2.03.            Execution and Delivery of Receipts................................................     6
   SECTION 2.04.            Transfer of Receipts:  Combinations and Split-ups of Receipts.....................     6
   SECTION 2.05.            Surrender of Receipts and Withdrawal of Deposited Securities......................     6
   SECTION 2.06.            Limitations on Execution and Delivery, Transfer and Surrender of
                            Receipts..........................................................................     7
   SECTION 2.07.            Lost Receipts, etc................................................................     8
   SECTION 2.08.            Cancellation and Destruction of Surrendered Receipts..............................     9
   SECTION 2.09.            Pre-Release.......................................................................     9

ARTICLE 3          CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.................................................     9

   SECTION 3.01.            Filing Proofs, Certificates and Other Information.................................     9
   SECTION 3.02.            Liability of Holder for Taxes.....................................................    10
   SECTION 3.03.            Warranties on Deposit of CPOs.....................................................    10
   SECTION 3.04.            Disclosure of Interests...........................................................    10

ARTICLE 4          THE DEPOSITED SECURITIES...................................................................    11

   SECTION 4.01.            Cash Distributions................................................................    11
   SECTION 4.02.            Distributions Other Than Cash or CPOs.............................................    11
   SECTION 4.03.            Distribution in CPOs..............................................................    12
   SECTION 4.04.            Rights............................................................................    12
   SECTION 4.05.            Conversion of Foreign Currency....................................................    13
   SECTION 4.06.            Fixing of Record Date.............................................................    14
   SECTION 4.07.            Voting of Deposited Securities....................................................    14
   SECTION 4.08.            Changes Affecting Deposited Securities............................................    15
   SECTION 4.09.            Reports...........................................................................    15
   SECTION 4.10.            Lists of Receipt Holders..........................................................    16
   SECTION 4.11.            Withholding.......................................................................    16

ARTICLE 5          THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY..............................................    16

   SECTION 5.01.            Maintenance of Office and Transfer Books by the Depositary........................    16
   SECTION 5.02.            Prevention or Delay in Performance by the Depositary or the Company...............    17
   SECTION 5.03.            Obligations of the Depositary and the Company.....................................    18
   SECTION 5.04.            Resignation and Removal of the Depositary; Appointment of Successor
                            Depositary........................................................................    18
   SECTION 5.05.            The Custodian.....................................................................    19
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                                TABLE OF CONTENTS
                                   (continued)

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   SECTION 5.06.            Notices and Reports...............................................................    20
   SECTION 5.07.            Issuance of Additional CPOs, etc..................................................    20
   SECTION 5.08.            Indemnification...................................................................    21
   SECTION 5.09.            Charges of Depositary.............................................................    22
   SECTION 5.10.            Available Information to the Commission...........................................    23
   SECTION 5.11.            Exclusivity.......................................................................    23

ARTICLE 6          AMENDMENT AND TERMINATION..................................................................    23

   SECTION 6.01.            Amendment.........................................................................    23
   SECTION 6.02.            Termination.......................................................................    23

ARTICLE 7          MISCELLANEOUS..............................................................................    24

   SECTION 7.01.            Counterparts......................................................................    24
   SECTION 7.02.            No Third Party Beneficiaries......................................................    24
   SECTION 7.03.            Severability......................................................................    24
   SECTION 7.04.            Holders as Parties; Binding Effect................................................    25
   SECTION 7.05.            Notices...........................................................................    25
   SECTION 7.06.            Governing Law.....................................................................    25
   SECTION 7.07.            Headings..........................................................................    25
   SECTION 7.08.            The CPO Trust.....................................................................    26
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

                                DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT dated as of April 1, 1992, as amended and restated as of June 30, 1997 among Empresas ICA Sociedad Controladora, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States (herein called the "Company"), THE BANK OF NEW YORK, a New York banking corporation (herein called the "Depositary"), and all HOLDERS from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH:

            WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Ordinary Participation Certificates (the "CPOs"), each representing a financial interest in one share of common stock, without par value, of the Company (a "Share"), from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the CPOs so deposited (subject to the terms and conditions of this Deposit Agreement) and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

            WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto as hereinafter provided in this Deposit Agreement;

            NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.01 Certain Terms Defined.

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement.

            The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the right to receive one CPO, until there shall occur a distribution upon Deposited Securities covered by Section 4.03(a) or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the amount of Deposited Securities specified in such Sections.

            The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

            The term "Common Representative" shall mean Banco Internacional, S.N.C., or any other Mexican banking institution appointed by the holders of CPOs from time to time in accordance with the Mexican Law of Negotiable Instruments.

            The term "Company" shall mean Empresas ICA Sociedad Controladora, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States, having its principal offices at Mineria No. 145, Edificio Central, 11800 Mexico, D.F., Mexico and its successors.

            The term "CPOs" shall mean the non-redeemable Ordinary Participation Certificates issued pursuant to the CPO Trust by the CPO Trustee, holder of the Shares underlying the CPOs, and shall include evidence of rights to receive CPOs. Each CPO represents a financial interest in one Share of the Company.

            The term "CPO Deeds" shall mean the public deeds dated April 2, 1992 and December 10, 1993, as amended on May 28, 1997, which evidence the issuance of CPOs by the CPO Trustee pursuant to the CPO Trust Agreement and which deeds are registered with and may be examined at the Public Registry of Commerce of the Federal District in Mexico City.

            The term "CPO Trust" shall mean the Mexican trust created by the CPO Trust Agreement.

            The term "CPO Trust Agreement" shall mean the agreement dated May 28, 1997 between the Company, as Settlor, and Banco Nacional de Mexico, S.A., Instucion de Banca Multiple, Grupo Financiero Banamex Accival, Division Fiduciaria, as trustee, and acknowledged by Banco Internacional S.A.

            The term "CPO Trustee" shall mean Banco Nacional de Mexico, S.A., Instucion de Banca Multiple, Grupo Financiero Banamex Accival, Division Fiducieria, a national credit institution organized under the laws of the United Mexican States, having its principal office at Paseo de la Reforma No. 404, Piso 13, Col. Juarez 06600, Mexico D.F., Mexico, or its successor, which acts as trustee for the CPO Trust.

            The term "Custodian" shall mean Bancomer S.A. and Nacional Financiera, S.N.C. (collectively referred to as "Custodian"); as agents of the Depositary for the purposes of this Deposit Agreement, at their principal Mexico D.F., United Mexican States offices, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to Section 5.05 as substitute custodian hereunder.

            The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            The term "Depositary" shall mean The Bank of New York, a New York banking corporation, currently having its office for the administration of its American depositary receipt business (the "Depositary's Office") at 101 Barclay Street, New York, New York 10286, and its successors as depositary hereunder pursuant to Section 5.04.

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            The term "Deposited Securities" as of any time shall mean all CPOs at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of CPOs, other securities, property or cash previously received by the Depositary or the Custodian and at such time held hereunder.

            The term "Directors" shall mean the directors of the Company.

            The term "Estatutos" shall mean the estatutos sociales of the Company, as the same may be amended from time to time.

            The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

            The term "Indeval" shall mean S.D. Indeval, S.A. de C.V., the Mexican securities depository institution, and any successor which performs substantially identical functions in Mexico.

            The term "Pre-release" shall have the meaning set forth in Section 2.09.

            The term "Receipt Registrar" shall mean the Depositary, or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Company, to register transfers of Receipts and to countersign Receipts as herein provided, and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes.

            The term "Receipts" or "American Depositary Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

            The term "Regulation S" shall mean Rules 901 through 904, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

            The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

            The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            The term "Shares" shall mean the shares of common stock, without par value, of the Company. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance.

            The term "U.S. dollars" or "$" shall mean United States dollars. The term "Pesos" or "p" shall mean pesos of the United Mexican States.

                                    ARTICLE 2

                      FORM OF RECEIPTS, DEPOSIT OF SHARES,
           EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

            SECTION 2.01. Form and Transferability of Receipts.

            Definitive receipts shall be engraved or printed or lithographed on steel-engraved borders or in such other form as may be acceptable to the New York Stock Exchange and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of whole numbers of American Depositary Shares only. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided however, that such signature may be a facsimile if a Receipt Registrar or co-registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar. If a Receipt Registrar shall have been appointed, Receipts bearing the facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to be a duly authorized signatory of the Depositary prior to the signature of the Receipt Registrar or any co-registrar and delivery of such Receipts or was not a duly authorized signatory of the Depositary at the date of issuance of such Receipts. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.

            The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement or the Estatutos as may be required by the Depositary in respect of its obligations hereunder or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

            Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

            SECTION 2.02. Deposit of CPOs.

            Subject to the terms and conditions of this Deposit Agreement, CPOs may be deposited by (i) electronic transfer of CPOs through Indeval to the account of the Custodian maintained for such purposes, or (ii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such CPOs to be transferred to such account, in any case accompanied by delivery to the Custodian of any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited CPOs.

            If required by the Depositary, CPOs presented for deposit at any time, whether or not the transfer books of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or CPOs or to receive other property which any person in whose name the CPOs are or have been registered may thereafter receive upon or in respect of such deposited CPOs, or, in lieu thereof, such agreement of indemnity or other agreements shall be satisfactory to the Depositary, and (ii) if the CPOs are registered in the name of the person on whose behalf they are deposited, a proxy or proxies entitling the Custodian to vote such deposited CPOs for any and all purposes until the CPOs are registered in the name of the Custodian or its nominee.

            At the request, risk and expense of any holder of CPOs, and for the account of such holder, the Depositary may receive evidence that CPOs have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such CPOs to the account of the Custodian, together with the other documents and payments herein specified, for the purpose of forwarding such CPOs to the Custodian for deposit hereunder.

            Upon electronic transfer to the Custodian of CPOs to be deposited hereunder, or delivery to the Custodian of irrevocable instructions therefor, together in either case with the other documents and payments herein specified, the Custodian shall, as soon as practicable, obtain confirmation of registration of, or registration of transfer of, the CPOs being deposited in the name of the Custodian or its nominee, at the cost and expense of the holder making such deposit.

            Deposited Securities (other than CPOs) shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine. Neither the Depositary nor the Custodian will lend CPOs or Deposited Securities held hereunder.

            SECTION 2.03. Execution and Delivery of Receipts.

            Upon receipt by the Custodian of any deposit pursuant to Section
2.02 (and in addition, if the transfer books of the CPO Trust (or the appointed agent or agents of the CPO Trust for transfer and registration of the CPOs) are open, or if the Depositary so requires, a proper acknowledgment or other evidence from the CPO Trust (or the appointed agent or agents of the CPO Trust for transfer and registration of the CPOs) satisfactory to the Depositary that any deposited CPOs have been recorded upon the CPO Trust's books (or by the appointed agent of the CPO Trust for transfer and registration of CPOs) in the name of the Custodian or nominee), together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit, the person or persons to whom or upon whose written order a Receipt or Receipts is or are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary's Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by, such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes, duties and other governmental charges and fees payable (whether by the Depositary, the Custodian or a nominee of either of them) in connection with such deposit, the transfer of the deposited CPOs and the issuance of such Receipt or Receipts.

            SECTION 2.04. Transfer of Receipts: Combinations and Split-ups of Receipts.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at any of its designated transfer offices of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities.

            Upon surrender at the Depositary's Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the

Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Estatutos and the Deposited Securities, the Holder of such Receipt shall be entitled to (i) with respect to the CPOs evidenced by such Receipt, electronic transfer, through Indeval, of such CPOs to an account in the name of the Holder or such other name as the Holder may direct and (ii) physical delivery, to or upon the order of such Holder, of any other Deposited Securities at the time evidenced by such Receipt.

            Delivery of such Deposited Securities (other than the CPOs) may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the electronic transfer of the CPOs represented by such Receipt to an account in the name of the Holder or such other name as the Holder may direct and (ii) cause the Deposited Securities (other than CPOs) being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Mexico City office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 3.04 hereof and pursuant to the other terms and conditions of this Deposit Agreement and the Estatutos, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary's Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

            At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) evidenced by such Receipts to the Depositary for delivery at the Depositary's Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            SECTION 2.06. Limitations on Execution and Delivery, Transfer and
                          Surrender of Receipts.

            As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary, the Company, the CPO Trustee or the Custodian may require (i) payment from the Holder, the presenter of the Receipt or the depositor of CPOs of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or other governmental charge with respect to CPOs being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any transfer or registration fees in effect for the registration or registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs); (ii) payment of any applicable fees as herein provided; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

            The delivery of Receipts against deposits of CPOs generally may be suspended, or the delivery of Receipts against the deposit of particular CPOs may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Share register of the Company or the CPO register of the CPO Trustee are closed, or if any such action is deemed necessary or advisable by the Depositary, the Company or the CPO Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Receipts or of this Deposit Agreement, or for any other reason.

            Notwithstanding the foregoing sentence or any other provision of this Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

            Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any CPOs, the Shares underlying which, if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions. The Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

            SECTION 2.07. Lost Receipts, etc.

            In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt evidencing the same number of CPOs, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond satisfying any other reasonable requirements imposed by the Depositary.

            SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.

            All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so canceled seven
(7) years after such cancellation.

            SECTION 2.09. Pre-Release.

            The Depositary may issue Receipts against rights to receive CPOs from the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs). No such issue of Receipts will be deemed a "Pre-release" subject to the restrictions of the following paragraph.

            Unless requested by the Company to cease doing so, the Depositary may (but is not required to) issue from time to time Receipts prior to the delivery to it or the Custodian for deposit, pursuant to Section 2.02, of the CPOs in respect of which such Receipts are issued (each such issue being herein called a "Pre-release"). The Depositary will not make a Pre-release of any Receipts (each a "Pre-released Receipt") unless (a) such Pre-released Receipts are at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities, (b) the applicant for such Pre-released Receipts represents in writing that it, or its customer, is the beneficial owner of the CPOs to be remitted, assigns all beneficial right, title and interest in such CPOs to the Depositary for the benefit of the Holders and agrees in effect to hold such CPOs for the account of the Depositary until delivery of the same (or Receipts representing the same) upon the depositary's request and (c) such Pre-release is terminable by the Depositary on not more than five (5) business days notice. A Pre-release may be subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the aggregate number of Pre-released Receipts outstanding at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares evidenced by outstanding Pre-released Receipts); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Pre-released Receipts involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (a) above shall be held by the Depositary for the benefit of Holders as security for the performance of the obligations to deliver CPOs set forth in clause (b) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder). The Depositary may, however, retain for its own account any earnings on such collateral and any other compensation received by it in connection with a Pre-release.

                                    ARTICLE 3

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

            SECTION 3.01. Filing Proofs, Certificates and Other Information.

            Any person depositing CPOs or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) of the CPOs presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary's reasonable satisfaction. The Depositary shall provide the Company and the CPO Trustee, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives.

            SECTION 3.02. Liability of Holder for Taxes.

            Any tax, duty or other governmental charge or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying any Receipt shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Holder thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder of such Receipt remaining liable for any deficiency.

            SECTION 3.03. Warranties on Deposit of CPOs.

            Every person depositing CPOs under this Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of CPOs or the sale of the Receipts issued upon such deposit is not restricted under the securities laws of the United States. All such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts therefor.

            SECTION 3.04. Disclosure of Interests.

            To the extent that provisions of or governing any Deposited Securities (including, in the case of CPOs, the Shares underlying such CPOs), the Estatutos or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities, other CPOs and other securities to the Company or the CPO Trustee and provide for blocking of Holders' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts to comply with Company or CPO Trustee instructions, as the case may be, as to Receipts in respect of any such enforcement or limitation. Holders shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

                                    ARTICLE 4

                            THE DEPOSITED SECURITIES

            SECTION 4.01. Cash Distributions.

            Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as soon as possible convert such dividend or distribution into U.S. dollars and shall distribute as soon as possible the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the CPO Trustee, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company, the CPO Trustee or the Depositary, as appropriate, will remit to the appropriate governmental agency in Mexico all amounts (if any) required to be withheld and owing to such agency. The Depositary will as soon as possible forward to the Company or the CPO Trustee such information from its records as the Company or the CPO Trustee may reasonably request to enable the Company or the CPO Trustee to file necessary reports with governmental agencies, and either the Depositary, the Company or the CPO Trustee may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.

            SECTION 4.02. Distributions Other Than Cash or CPOs.

            Subject to the applicable provisions of this Deposit Agreement, whenever the Depositary shall receive any distribution other than cash or CPOs or rights to subscribe to additional CPOs or Shares underlying CPOs upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any securities law requirement or any requirement that the Company, the CPO Trustee or the Depositary or the Custodian withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            SECTION 4.03. Distribution in CPOs.

            (a) If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs (including Shares underlying the CPOs), subject to the applicable provisions of this Deposit Agreement, the Depositary may, with the approval of the Company and the CPO Trustee, and shall, if the Company shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of CPOs received as such dividend or distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of CPOs, or request the CPO Trustee to sell the number of Shares underlying such CPOs, represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section
4.02. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional CPOs distributed upon the Deposited Securities represented thereby.

            (b) In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid CPOs (including Shares underlying the CPOs) instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

            SECTION 4.04. Rights.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional CPOs (including rights to subscribe for additional Shares underlying the CPOs) or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

            (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

            (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its best efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and will allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

            If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

            SECTION 4.05. Conversion of Foreign Currency.

            Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed as soon as possible to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into U.S. dollars incurred by the Depositary as provided in Section 5.09.

            If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

            If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

            If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled to receive the same uninvested and without liability for interest thereon.

            SECTION 4.06. Fixing of Record Date.

            Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CPOs (including notices of any meeting of holders of the Shares underlying the CPOs) or other Deposited Securities, the Depositary shall, after consultation with the Company or the CPO Trustee, as the case may be, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company or the CPO Trustee, as the case may be, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive American Depositary Shares that will represent the changed number of CPOs. Subject to the provisions of Sections 4.01 through 4.04 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of American Depositary Shares held by them, respectively.

            SECTION 4.07. Voting of Deposited Securities.

            UNLESS THE DEPOSITARY RECEWES WRITTEN NOTICE FROM THE COMPANY TO THE CONTRARY, HOLDERS OF AMERICAN DEPOSITARY SHARES WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS PERTAINING TO SHARES. Upon receipt of notice of any meeting or solicitations of consents of holders of CPOs or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting, (b) if such notice or solicitation pertains to any Deposited Security other than Shares, a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provision of law or the CPO Trust and of the Estatutos and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the CPO Trustee and (c) if such notice or solicitation pertains to Shares, a statement that, pursuant to the provisions of the CPOs and the CPO Trust, the Holders may not vote the Shares underlying the CPOs and that all of the Shares underlying the CPOs shall be voted by the CPO Trust in the same manner as the majority of all

Shares that are not held in the CPO Trust and that are voted at the relevant meeting. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.

            SECTION 4.08. Changes Affecting Deposited Securities.

            Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

            SECTION 4.09. Reports.

            The Depositary shall make available for inspection by Holders at the Depositary's Office, and at any other designated transfer offices, English language versions of any reports and communications received from the Company or the CPO Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities or by the CPO Trustee as the holder of the Shares underlying the CPOs, and (b) made generally available to the holders of such Deposited Securities (including the Shares underlying the CPOs) by the Company or the CPO Trustee. The Depositary shall also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06.

            In addition, upon notice that the Company has not furnished the Commission or any other securities regulatory authority or stock exchange with any public reports, documents or other information as required by the Securities Exchange Act of 1934, foreign law or otherwise, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary, the Custodian or the nominee of either receives from the Company as holder of the Deposited Securities or pursuant to Section 5.06 and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission or to or with such other securities regulatory authority or stock exchange.

            In order to assist the Depositary in complying with its reporting obligations as set forth in Form F-6 under the Securities Act of 1933, the Company shall furnish the Depositary semi-annually, upon request of the Depositary, the name of each dealer in securities known to it to have deposited CPOs against the issuance of Receipts during the relevant six-month period.

            SECTION 4.10. Lists of Receipt Holders.

            As soon as possible upon request by the Company or the CPO Trustee, the Depositary shall furnish to the Company or the CPO Trustee, as the case may be, a list, as of the date or a specified date in the future, of the names and addresses of, and holdings of American Depositary Shares by, all persons in whose names Receipts are registered on the books of the Depositary.

            SECTION 4.11. Withholding.

            Notwithstanding any other provision of this Deposit Agreement, if the Depositary determines that any distribution in property (including CPOs and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in the manner described in Section
4.01 or Section 4.02, as the case may be.

                                    ARTICLE 5

            THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            SECTION 5.01. Maintenance of Office and Transfer Books by the
                          Depositary.

            Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain as its transfer office in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books at such transfer office for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Holders, CPO Trustee and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the CPOs, the Shares or the Estatutos.

            The Depositary may close the transfer books (a) after consultation with the Company, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company.

            If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar, unless any other bank or trust company having an office in the Borough of Manhattan,

The City of New York, shall have been appointed by the Company. Upon the request or with the approval of the Company, the Depositary may appoint a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges. Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

            The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Company and substitutes appointed by the Depositary upon the request or with the approval of the Company. Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto but only to the extent that the Depositary would in similar circumstances be entitled so to require.

            The Company and the CPO Trustee shall have the right to inspect transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company or the CPO Trustee, as the case may be, may request.

            SECTION 5.02. Prevention or Delay in Performance by the Depositary
                          or the Company.

            Neither the Depositary nor the Company nor the CPO Trustee, nor any of their respective directors, employees, agents or affiliates, shall incur any liability to any Holder if, by reason of any provision of any present or future law of the United States, the United Mexican States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos, the CPO Trust Agreement, the CPO Deed or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement it is provided or contemplated shall be done or performed; nor shall the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided or contemplated shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Estatutos, or the CPO Trust Agreement or the CPO Deeds.

            SECTION 5.03. Obligations of the Depositary and the Company.

            The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its reasonable efforts exercised in good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

            The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that it agrees to use its reasonable efforts exercised in good faith in the performance of its obligations set forth in this Deposit Agreement.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting CPOs for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

            The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.

            Subject to the Estatutos and this Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            The Depositary shall not be liable to Holders for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment in good faith while it acted as Depositary.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            SECTION 5.04. Resignation and Removal of the Depositary; Appointment
                          of Successor Depositary.

            (a) The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            (b) The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            (c) In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Company may reasonably request. Any such successor depositary shall mail notice of its appointment within 30 days to the Holders.

            (d) Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            SECTION 5.05. The Custodian.

            The Depositary has appointed Bancomer S.A. and Nacional Financiera, S.N.C. as Custodian and agent of the Depositary for the purposes of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian. Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

            Upon the appointment of any successor Depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of the Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

            SECTION 5.06. Notices and Reports.

            On or before the first date on which the Company or the Common Representative gives notice, by publication or otherwise, of any meeting of holders of CPOs (including notices of any meeting of holders of Shares underlying the CPOs) or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to cause or direct the Common Representative to transmit to the Custodian and the Depositary a copy in English of the notice thereof in the form given or to be given to holders of CPOs (including notices of any meeting of holders of Shares underlying the CPOs) or other Deposited Securities. The Company also will transmit to the Depositary and the Custodian an English language version of any report it makes generally available to holders of Deposited Securities (including the Shares underlying the CPOs).

            The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Shares and delivered to the Depositary by the Company pursuant to this Section 5.06, and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and communications available to all Holders on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject. Prior to the date hereof, the Company shall have transmitted to the Custodian a copy of the Estatutos. Thereafter, promptly upon any amendment thereto or change therein, the Company shall transmit to the Custodian a copy of the Estatutos as so amended or changed. The Depositary may rely upon such copies for all purposes of this Deposit Agreement. The Depositary will make such copies, a copy of this Deposit Agreement and such notices, reports and communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

            SECTION 5.07. Issuance of Additional CPOs, etc.

            The Company agrees that in the event of any issuance of (1) additional CPOs (including the Shares underlying the CPOs), (2) rights to subscribe for CPOs (including the Shares underlying the CPOs), (3) securities convertible into or exchangeable for CPOs (including the Shares underlying the CPOs), or (4) rights to subscribe for such securities, it will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act of 1933 will result from such issuance.

            The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any CPOs (including the Shares underlying the CPOs), either upon original issuance or upon a sale of CPOs (including the Shares underlying the CPOs) previously issued and reacquired by the Company or by any company under the control of the Company, unless a registration statement is in effect as to such CPOs (including the Shares underlying the CPOs) under the Securities Act of 1933 or the offer or sale of such CPOs (including the Shares underlying the CPOs) is exempt from registration under the provisions of the Securities Act of 1933 or the transaction is exempt under such Act.

            The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

            SECTION 5.08. Indemnification.

            (a) The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of, or breach of this Deposit Agreement or any other agreement with the Company relating to the facility created hereby, either of them, and, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the American Depositary Shares or the Shares represented thereby, or omissions from such information or (ii) by the Company or any of its agents.

            (b) The indemnities contained in subSection (a) shall not extend to any liability or expense which may arise out of any Pre-release (it being understood, for the avoidance of doubt, that this subSection (b) shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent arising out of breach by the Depositary or the Custodian of Section 2.09 or to the extent any such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or Custodian, as applicable, expressly for use in any of the foregoing documents, or omissions from such information).

            (c) The Depositary agrees to indemnify the Company and to hold it harmless from any liability or expense (including fees and expenses of counsel) which may arise out of (i) acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith or (ii) any Pre-release (it being understood, for the avoidance of doubt, that the indemnity contained in this clause (ii) does not extend to any liability or expense arising out of or in connection with any misstatement or omission or alleged misstatement or omission relating to the description of this Deposit Agreement or the facility created hereby in any document filed with the Commission, except to the extent that such liability or expense arises out of or is in connection with any misstatement or omission in any information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian, as the case may be, for use in such document).

            (d) Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim without the consent in writing of the Indemnified Person.

            (e) The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

            SECTION 5.09. Charges of Depositary.

            The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The following charges shall be incurred by any party depositing or withdrawing CPOs or by any Holder surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) and applicable to transfers of CPOs to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery of Receipts pursuant to Section 4.03 and the surrender of Receipts pursuant to Section 2.05 and (6) a fee for the distribution of proceeds pursuant to Section 4.04, such fee (to be deducted from such proceeds) being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of CPOs received in exercise of rights distributed to them pursuant to Section 4.04, but which rights are instead sold by the Depositary, and the net proceeds distributed.

            SECTION 5.10. Available Information to the Commission.

            The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and accordingly, is required to file certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

            SECTION 5.11. Exclusivity.

            The Company agrees not to appoint any other depositary for the issuance of Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

                                    ARTICLE 6

                            AMENDMENT AND TERMINATION

            SECTION 6.01. Amendment.

            The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable.

            Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that the parties hereto agree that any amendments which do not impose or increase any fees or charges to be borne by Holders shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any such amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

            SECTION 6.02. Termination.

            The Depositary shall at any time at the direction of the Company (which shall be confirmed in writing) terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, such termination to become effective by the Depositary mailing notice of such termination to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of this Deposit Agreement, (a) continue to collect dividends and other distributions pertaining to Deposited Securities, (b) sell rights as provided in this Deposit Agreement and (c) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash, after deducting, in each case, the applicable fees and expenses of the Depositary and applicable taxes or governmental charges and except as provided in Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

                                    ARTICLE 7

                                  MISCELLANEOUS

            SECTION 7.01. Counterparts.

            This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

            SECTION 7.02. No Third Party Beneficiaries.

            This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

            SECTION 7.03. Severability.

            In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Holders as Parties; Binding Effect.

            The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Estatutos and of the Receipts by acceptance of the Receipts. Each Holder agrees that, by accepting a Receipt, such Holder shall hold such Receipt subject to, and with the obligations of, the provisions hereof, the Estatutos, the CPOs and the Shares.

            SECTION 7.05. Notices.

            (a) To the Company. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to the Company at Mineria No. 145, Edificio Central, 11800 Mexico, D.F., Attention: Sergio Montano Leon or to any other person or place as shall be specified in writing by the Company.

            (b) To the Depositary. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Division, 22nd Floor, or to any other place to which the Depositary may have transferred the Depositary's Office.

            (c) To any Holder. Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

            (d) General. Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received. Delivery of a notice sent to a Holder by mail or air courier or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing such notice (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.06. Governing Law.

            This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

            SECTION 7.07. Headings.

            Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

            SECTION 7.08. The CPO Trust.

            The Receipt shall contain the following description of the CPO
Trust:

            Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex Accival, is CPO Trustee under the CPO Trust which was created under the Foreign Investment Law, in order to permit non-Mexican investment in the Company by removing voting rights otherwise appertaining to such investments without affecting the economic consequences of such investments. The CPO Trust operates through Indeval, the central depositary for participants trading on the Mexican Securities Exchange, which maintains records of the CPOs in book entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Paseo de la Reforma No. 404, Piso 13, Col. Juarez 06600, Mexico D.F., Mexico. The terms of the CPO Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the CPO Trust, copies of which in Spanish and in an English translation are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office for Receipts): (i) each CPO represents financial interests in one Share; (ii) the CPOs have no voting rights, except as discussed in (vii) below; (iii) dividends on the Shares are credited to CPO holders' accounts by Indeval upon receipt thereof from the Company; (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares; (v) except for voting rights, any rights pertaining to the Shares are transferred to CPO holders through Indeval at the same time as direct holders of Shares receive any such rights; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available); (vii) the CPO Trust may be terminated following instructions from the Technical Committee of the CPO Trust, after a resolution has been adopted at a meeting by holders of a majority of CPOs and must be terminated after 30 years (unless rolled into new trusts under similar terms);
(viii) only CPO holders who are Mexican nationals may obtain title to Shares upon surrender of title to CPOs; (ix) Indeval participants may confirm their position on the CPO Trust transfer books through Indeval, but may not inspect same or obtain any list of holders of CPOs; and (x) the CPO Trust does not limit the liability of the CPO Trustee. Fees or charges payable to the CPO Trustee are not charged against CPO holders.

            IN WITNESS WHEREOF, EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V.

                                By: /s/ Sergio F. Montano Leon
                                    --------------------------------
                                    Title: Vice President of Administration and
                                           Finance
                                           Sergio F. Montano Leon

                                THE BANK OF NEW YORK

                                By: ____________________________________________
                                    Title:

                                BANCO NACIONAL DE MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANAMEX ACCIVAL

                                By: ____________________________________________
                                    Title:

                                      27(a)

            IN WITNESS WHEREOF, EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the thy and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                EMPRESAS ICA SOCIEDAD CONTROLADOPA, S.A. DE C.V.

                                By: ____________________________________________
                                    Title:

                                THE BANK OF NEW YORK

                                By: /s/ Kenneth A. Lopian
                                    --------------------------------------------
                                    Title:  Kenneth A. Lopian
                                            Senior Vice-President

                                BANCO NACIONAL DE MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANAMEX ACCIVAL

                                By: ____________________________________________
                                    Title:

                                      27(b)

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT IS NOT ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE SHARES OF COMMON STOCK OF EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V. REPRESENTED BY THE ORDINARY PARTICIPATION CERTIFICATES REPRESENTED BY THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT.

Number AMERICAN DEPOSITARY SHARES (EACH REPRESENTING ONE ORDINARY PARTICIPATION CER TIFICATE (OR SUCH OTHER RATIO OF AMERICAN DEPOSITARY SHARES TO ORDINARY PARTICIPATION CERTIFICATES AS MAY RESULT FROM TIME TO TIME FROM A DISTRIBUTION UPON OR A CHANGE IN DEPOSITED SECURITIES AS PROVIDED IN PARAGRAPHS (9) AND (12) OF THIS RECEIPT, RESPECTIVELY), EACH ORDI-NARY PARTICIPATION CERTIFICATE REPRESENTING A FINANCIAL INTEREST IN ONE SHARE OF COMMON STOCK)

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                  DEPOSITED ORDINARY PARTICIPATION CERTIFICATES
                                    ISSUED BY
         BANCO NACIONAL DE MEXICO, S.A., as trustee for a Mexican trust representing

                FINANCIAL INTERESTS IN SHARES OF COMMON STOCK OF
                EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V.

                     (Incorporated under the laws of Mexico)

            THE BANK OF NEW YORK, a New York banking corporation, as Depositary (the "Depositary"), hereby certifies that ____________ is the owner of _________

American Depositary Shares ("ADSs"), representing deposited Ordinary Participation Certificates ("CPOs") (or evidence of rights to receive CPOs), each CPO representing a financial interest in one share of common stock (a "Share") of EMPRESAS ICA SOCIEDAD CONTROLADORA, S.A. DE C.V., incorporated under the laws of Mexico (sociedad anonima de capital variable) (the "Company"). The CPOs are issued by the trust (the "CPO Trust") created under the Trust Agreement dated May 28, 1997 between the Company, as Settlor, and Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex Accival, Division Fiduciaria, as trustee (the "CPO Trustee"), and acknowledged by Banco Internacional, S.A., as Common Representative. At the date of the Deposit Agreement, one ADS represents one CPO deposited under the Deposit Agreement (hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement are the principal Mexico D.F., Mexico offices of Bancomer S.A. and Nacional Financiera, S.N.C. The terms "deposit", "surrender" or "delivery", when used with respect to CPOs, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account maintained by institutions authorized under Mexican law to effect transfer of securities (including, but not limited to, Indeval).

Dated:                                        THE BANK OF NEW YORK
                                                  as Depositary

                                              By: ________________________
                                                  Authorized Signatory

Countersigned:

By: _________________________
    Authorized Signatory

          THE ADDRESS OF THE DEPOSITARY'S OFFICE IS 101 BARCLAY STREET,
                            NEW YORK, NEW YORK 10286.

      (1)The Deposit Agreement. This American Depositary Receipt is one of an issue (the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of April 1, 1992, as amended and restated as of June 30, 1997 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all holders from time to time of Receipts issued thereunder (the "Holders"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of CPOs deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such CPOs and held thereunder (such CPOs, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement and the Company's Estatutos (the "Estatutos") are on file at the office of the Depositary for the administration of its American depositary receipt business (the "Depositary's Office") and with the Securities and Exchange Commission. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

      (2)Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Depositary's Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Estatutos and the Deposited Securities, the Holder of such Receipt shall be entitled to (i) with respect to the CPOs evidenced by such Receipt, electronic transfer, through Indeval, of such CPOs to an account in the name of the Holder or such other name as the Holder may direct and (ii) physical delivery, to or upon the order of such Holder, of any other Deposited Securities at the time evidenced by such Receipt.

      Delivery of such Deposited Securities (other than the CPOs) may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the electronic transfer of the CPOs represented by such Receipt to an account in the name of the Holder or such other name as the Holder may direct and (ii) cause the Deposited Securities (other than CPOs) being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Mexico City office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 3.04 of the Deposit Agreement and pursuant to the other terms and conditions of the Deposit Agreement and the Estatutos, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary's Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary. At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) evidenced by such Receipts to the Depositary for delivery at the Depositary's Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      (3) Transfer of Receipts, Combinations and Split-ups of Receipts; Limitations. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at any of its designated transfer offices of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary, the Company, the CPO Trustee or the Custodian may require (i) payment from the Holder, the presenter of the Receipt or the depositor of CPOs, of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or other governmental charge with respect to CPOs being deposited, to the Receipts being issued or to the Deposited Securities being withdrawn) and any transfer or registration fees in effect for the registration or registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs); (ii) payment of any applicable fees as provided in the Deposit Agreement; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      Any person depositing CPOs or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) of the CPOs presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary's reasonable satisfaction.

      The delivery of Receipts against deposits of CPOs generally may be suspended, or the delivery of Receipts against the deposit of particular CPOs may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Share register of the Company or the CPO register of the CPO Trust are closed, or if any such action is deemed necessary or advisable by the Depositary, the Company or the CPO Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Receipts or of the Deposit Agreement, or for any other reason.

      Notwithstanding the foregoing sentence or any provision of this Receipt or the Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)
(1) of the General Instructions (or any successor provision thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

      The Depositary will not knowingly accept for deposit under the Deposit Agreement any CPOs, the Shares underlying which, if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933), would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or such sale would be exempt from such registration provisions. The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

      The Depositary may issue Receipts against rights to receive CPOs from the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs). No such issue of Receipts will be deemed a "Pre-release" subject to the restrictions of the following paragraph.

      Unless requested by the Company to cease doing so, the Depositary may (but is not required to) issue from time to time Receipts prior to the delivery to it or the Custodian for deposit, pursuant to Section 2.02 of the Deposit Agreement, of the CPOs in respect of which such Receipts are issued (each such issue a "Pre-release"). The Depositary will not make a Pre-release of any Receipts (each a "Pre-release Receipt") unless (a) such Pre-released Receipts are, at all times, fully collateralized (such collateral marked to market daily) with cash or United States government securities, (b) the applicant for such Pre-released Receipts represents in writing that it, or its customer, is the beneficial owner of the CPOs to be remitted, assigns all beneficial right, title and interest in such CPOs to the Depositary for the benefit of the Holders and agrees in effect to hold such CPOs for the account of the Depositary until delivery of the same (or Receipts representing the same) upon the Depositary's request and (c) such Pre-release is terminable by the Depositary on no more than five (5) business days' notice. A Pre-release may be subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the aggregate number of Pre-released Receipts outstanding at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares evidenced by outstanding Pre-released Receipts); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Pre-released Receipts involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (a) above shall be held by the Depositary for the benefit of Holders as security for the performance of the obligations to deliver CPOs set forth in clause (b) above (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement). The Depositary may, however retain for its own account any earnings on such collateral and any other compensation received by it in connection with a Prerelease.

      (4) Liability of Holder for Taxes. Any tax, duty or other governmental charge or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Holder hereof any part or all of the other Deposited Securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder hereof remaining liable for any deficiency.

      (5) Warranties on Deposit of CPOs. Every person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of CPOs or the sale of the Receipts issued upon such deposit is not restricted under the securities laws of the United States. All such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts therefor.

      (6) Charges of Depositary. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The following charges shall be incurred by any party depositing or withdrawing CPOs or by any Holder surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable, (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) and applicable to transfers of CPOs to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery Receipts pursuant to Section 4.03 and the surrender of Receipts pursuant to
Section 2.05 of the Deposit Agreement and (6) a fee for the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, such fee (to be deducted from such proceeds) being in an amount equal to the fee for the issuance of ADSs referred to above which would have been charged as a result of the deposit by Holders of CPOs received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit Agreement but which rights are instead sold by the Depositary, and the net proceeds distributed.

      (7) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company, the CPO Trustee and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

      (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of such Receipt Registrar or any co-registrar.

                          [FORM OF REVERSE OF RECEIPT]

      (9) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section
4.05 of the Deposit Agreement, as soon as possible convert such dividend or distribution into U.S. dollars and shall distribute as soon as possible the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the CPO Trustee, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

      Subject to the applicable provisions of the Deposit Agreement, whenever the Depositary shall receive any distribution other than cash or CPOs or rights to subscribe to additional CPOs or Shares underlying CPOs upon any Deposited securities, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any securities law requirement or any requirement that the Company, the CPO Trustee or the Depositary or the Custodian withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs (including Shares underlying the CPOs), subject to the applicable provisions of the Deposit Agreement, the Depositary may, with the approval of the Company and the CPO Trustee, and shall, if the Company shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of ADSs representing the number of CPOs received as such dividend or distribution. In lieu of delivering Receipts for fractional ADSs in any such case, the Depositary shall sell the amount of CPOs or request the CPO Trustee to sell the number of Shares underlying such CPOs, represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement. If additional Receipts are not so distributed, each ADS shall thenceforth also represent the additional CPOs distributed upon the Deposited Securities represented thereby.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid CPOs (including Shares underlying the CPOs) instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

      In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional CPOs (including right to subscribe for additional Shares underlying CPOs) or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its best efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and will allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

      If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

      Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed as soon as possible to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into U.S. dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled to receive the same uninvested and without liability for interest thereon.

      (10) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of CPOs (including notices of any meeting of holders of the Shares underlying the CPOs) or other Deposited Securities, the Depositary shall, after consultation with the Company or the CPO Trustee, as the case may be, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company or the CPO Trustee, as the case may be, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive ADSs that will represent the changed number of CPOs. Subject to the provisions of Sections 4.01 through 4.04 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of ADSs held by them, respectively.

      (11) Voting of Deposited Securities. UNLESS THE DEPOSITARY RECEIVES WRITTEN NOTICE FROM THE COMPANY TO THE CONTRARY, HOLDERS OF ADSs WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS PERTAINING TO SHARES. Upon receipt of notice of any meeting or solicitations of consents of Holders of CPOs or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and, to the extent permitted by law, mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting, (b) if such notice or solicitation pertains to any Deposited Security other than Shares, a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law or the CPO Trust and of the Estatutos and the Deposited Securities, to instruct the Depositary as to the exercise of voting rights pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's Receipts and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the CPO Trustee and (c) if such notice or solicitation pertains to Shares, a statement that, pursuant to the provisions of the CPOs and the CPO Trust., the Holders may not vote the Shares underlying the CPOs and that all of the Shares underlying the CPOs shall be voted by the CPO Trust in the same manner as the majority of all Shares that are not held in the CPO Trust and that are voted at the relevant meeting. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by the ADSs evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the amount of Deposited Securities represented by the ADSs evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.

      (12) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and ADSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such Deposited Securities.

      (13) Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders at the Depositary's Office or at any other designated transfer offices, English language versions of any reports and communications received from the Company or the CPO Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities or by the CPO Trustee as the holder of the Shares underlying the CPOs, and (b) made generally available to the holders of such Deposited Securities (including the Shares underlying the CPOs) by the Company or the CPO Trustee. The Depositary shall also send to Holders English language versions of such reports when furnished by the Company as provided in
Section 5.06 of the Deposit Agreement. The Depositary will keep books at such transfer office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders, the CPO Trustee and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the CPOs, the Shares or the Estatutos.

      (14) Withholding. Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including CPOs, and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs, and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in the manner described in Sections 4.01 and 4.02 of the Deposit Agreement.

      (15) Liability of the Depositary v. the Company and the CPO Trustee. Neither the Depositary nor the Company nor the CPO Trustee, nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of the United States, the United Mexican States or any country or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos, the CPO Trust Agreement, the CPO Deeds or the Deposited Securities or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided or contemplated shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Estatutos, or the CPO Trust Agreement or the CPO Deeds.

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

      The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its reasonable efforts exercised in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders, except that it agrees to use its reasonable efforts exercised in good faith in the performance of its obligations set forth in the Deposit Agreement.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting CPOs for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. Subject to the Estatutos and the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary shall not be liable to Holders for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment in good faith while it acted as Depositary.

      The Company has agreed to indemnify the Depositary and the Custodian from and against any liability or expense (including reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, ADSs or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of this Receipt, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of, or breach of the Deposit Agreement or any other agreement with the Company relating to the facility created thereby, either of them, and, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the ADSs or the Shares represented thereby, or omissions from such information or (ii) by the Company or any of its agents.

      The indemnities contained in the Deposit Agreement and described in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-release (it being understood, for the avoidance of doubt, that the foregoing shall not apply to any liability or

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

expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent arising out of breach by the Depositary or the Custodian of Section 2.09 of the Deposit Agreement or to the extent any such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or Custodian, as applicable, expressly for use in any of the foregoing documents, or omissions from such information)

      The Depositary has agreed to indemnify the Company and to hold it harmless from any liability or expense (including fees and expenses of counsel) which may arise out of (i) acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith or (ii) breach of the Deposit Agreement or (iii) any Pre-release (it being understood, for the avoidance of doubt, that the indemnity contained in this clause (iii) does not extend to any liability or expense arising out of or in connection with any misstatement or omission or alleged misstatement or omission relating to the description of the Deposit Agreement or the facility created thereby in any document filed with the Commission, except to the extent that such liability or expense arises out of or is in connection with any misstatement or omission in any information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian, as the case may be, for use in such document).

      (16) Resignation and Removal of Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment provided in the Deposit Agreement.

      (17) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that any amendments which do not impose or increase any fees or charges to be borne by Holders shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts, or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

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

      (18) Termination of the Deposit Agreement. The Depositary shall at any time at the direction of the Company (which shall be confirmed in writing) terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, such termination to become effective by the Depositary mailing notice of such termination to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If any Receipts remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of the Deposit Agreement, (a) continue to collect dividends and other distributions pertaining to Deposited Securities, (b) sell rights as provided in the Deposit Agreement and (c) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold the uninvested net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash, after deducting, in each case, the applicable fees and expenses of the Depositary and applicable taxes or governmental charges and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

      (19) Disclosure of Interests. To the extent that provisions of or governing any Deposited Securities (including, in the case of CPOs, the Shares underlying such CPOs), the Estatutos or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities, other CPOs and other securities to the Company or the CPO Trustee and provide for blocking of Holders' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts to comply with Company or CPO Trustee instructions, as the case may be, as to Receipts in respect of any such enforcement or limitation. Holders shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

      (20) Certain Definitions. Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

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

      (21) Headings. Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

      (22) Governing Law. The Deposit Agreement and this Receipt shall be interpreted with, and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, the laws of the State of New York.

      (23) Available Information to the Commission. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and accordingly, is required to file certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission, located as of the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      (24) The CPO Trust. Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex Accival, Division Fiduciaria is CPO Trustee under the Trust which was created under the Foreign Investment Law, in order to permit non-Mexican investment in the Company by removing voting rights otherwise appertaining to such investments without affecting the economic consequences of such investments. The CPO Trust operates through Indeval, the central depositary for participants trading on the Mexican Securities Exchange, which maintains ownership records of the CPOs in book entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Paseo de la Reforma No. 404, Piso 13, Col. Juarez 06600, Mexico D.F., Mexico. The terms of the CPO Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the CPO Trust, copies of which in Spanish and in an English translation are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office for Receipts): (i) each CPO represents a financial interest in one Share; (ii) the CPOs have no voting rights, except as discussed in (vii) below; (iii) dividends on the Shares are credited to CPO holders' accounts by Indeval upon receipt thereof from the Company; (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares; (v) except for voting rights, any rights pertaining to the Shares are transferred to CPO holders through Indeval at the same time as direct holders of Shares receive any such rights; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available); (vii) the CPO Trust may be terminated following instructions from the Technical Committee of the CPO Trust, after a resolution has been adopted at a meeting by holders of a majority of CPOs and must be terminated after 30 years (unless rolled into new trusts under similar terms); (viii) only CPO holders who are Mexican nationals may obtain title to Shares upon surrender of title to CPOs; (ix) Indeval participants may confirm their position on the CPO Trust's transfer books through Indeval but may not inspect same or obtain any list of holders of CPOs; and (x) the CPO Trust does not limit the liability of the CPO Trustee. Fees or charges payable to the CPO Trustee are not charged against CPO holders.

                                       15